DRC Resources Corporation

#601 - 595 Howe Street, Vancouver, B. C. V6C 2T5

Telephone: (604) 687-1629 ~ Fax: (604) 687-2845

E-mail address: drcresources@uniserve.com

Website: drcresources.com

TSX Symbol: DRC

June 18, 2003

MR. JAMES A. CURRIE

Behre Dolbear & Company Ltd.

600-890 West Pender Street

Vancouver, B.C. V6C 1J9

Dear Jim:

Re: Extracts from your May 26 2003, Mineral Resource Estimate for Afton Copper/Gold Project

As discussed, please be advised that DRC Resources intends to use extracts from the above referenced Mineral Resource Study in the following documents:

1: Form 20F filed with the US Securities and Exchange Commission

Pages 1-27 were included

2. AIF (Annual Information Form) filed with TSX and Canadian Regulators

Pages 1-5 were included

If you have no objections to the use of the above extracts please indicate by signing below and faxing back to our office (604 -687-2845).

Thank you.

Sincerely

DRC RESOURCES CORPORATION

"Sharon L. Ross"

Sharon L. Ross

Secretary

I, James A. Currie have no objections to the use the above extracts as noted above.

"James A. Currie"

James A. Currie